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                   [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                                                    EXHIBIT 5.1

                                    MAY 9, 1996

Cholestech Corporation
3347 Investment Boulevard
Hayward, California 94545
Attn:  Warren E. Pinckert II
       President and Chief Executive Officer

Re:    REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about the date hereof (the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of 3,450,000 shares of your Common Stock (the "STOCK"), all of which are authorized but heretofore unissued, 450,000 shares of which may be sold pursuant to an over-allotment option held by the underwriters. The Stock is to be sold to the underwriters for resale to the public, as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Stock.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Stock, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Stock when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our names wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                  Very truly yours,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation
                                  /s/ Wilson Sonsini Goodrich & Rosati P.C.